UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest report) November  13, 2002

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51–0371142 (I.R.S. Employer Identification No.)

6922 Hollywood Blvd.
Suite 800
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860–9200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

The following exhibit is filed as part of this report:

EXHIBIT NUMBER	DESCRIPTION

99.1	Email Message to Brokerage Analysts with Copy of Letter to Barron’s Editor Attached

ITEM 9.  REGULATION FD DISCLOSURE

On November 13, 2002 at approximately 10:00 pm Eastern Time, the Company’s Executive Vice President of Corporate Development, Scott Turicchi, sent an electronic mail message to all three brokerage analysts that have published research on j2 Global. Attached to that electronic mail message was a copy of a letter to the editor of Barron’s from Peter Davidson, fax industry analyst with Davidson Consulting. Attached as Exhibit 99.1 is a copy of Mr. Turicchi’s electronic mail message, together with the attached letter to the editor. Exhibit 99.1 is incorporated by reference under this Item 9.

Note: the information in this report (including Exhibit  99.1) is furnished pursuant to Item  9 and shall not be deemed to be “filed” for the purposes of Section  18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: November 13, 2002	By:	/s/ Jeffrey D. Adelman

Jeffrey D. Adelman, Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Email Message to Brokerage Analysts with Copy of Letter to Barron’s Editor Attached